As filed with the Securities and Exchange Commission on December 9, 2025

Registration No. 333-290628

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1375299
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1885 West 2100 South

Salt Lake City, UT 84119

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Olson

President and Chief Executive Officer

SINTX Technologies, Inc.

1885 West 2100 South

Salt Lake City, UT, 84119

(801) 839-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David F. Marx

Daniel P. Lyman

Dorsey & Whitney LLP

111 South Main Street, Suite 2100

Salt Lake City, Utah 84111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Selling Stockholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

SINTX Technologies, Inc. (the “Company”) is filing this Pre-Effective Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-290628) (the “Registration Statement”) as an exhibits-only filing to file an updated auditor consent in Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

Effective October 31, 2025, Tanner LLC converted to Tanner LLP. Effective November 7, 2025, Tanner LLP succeeded to the registration status of Tanner LLC, the predecessor firm, following the change in legal structure. The updated auditor consent in Exhibit 23.1 is appropriately provided by Tanner LLP.

Item 16. Exhibits

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

2.1	Asset Purchase Agreement by and among Amedica Corporation, CTL Corporation and US Spine Inc. dated as of September 5, 2018		Form 8-K (Exhibit 2.1)	10/5/18	001-33624

2.2+†	Asset Purchase Agreement by and among SINTX Technologies, Inc. and B4C, LLC, dated July 20, 2021.		Form 8-K (Exhibit 2.1)	7/26/21	001-33624

2.3†	Stock Purchase Agreement		Form 8-K (Exhibit 2.1)	7/6/22	001-33624

4.1	Form of common stock Certificate of the Registrant		Amendment No. 3 to Form S-1 (Exhibit 4.1)	1/29/14	333-192232

4.2	Form of Indenture		Form S-3 (Exhibit 4.2)	3/25/19	333-230492

4.3	Dealer Manager Warrants issued to Maxim Group LLC on October 17, 2022		Form 8-K (Exhibit 4.1)	10/18/22	001-33624

4.4	Dealer Manager Warrants issued to Ascendiant Capital Markets, LLC on October 17, 2022		Form 8-K (Exhibit 4.2)	10/18/22	001-33624

4.5	Form of Class A Warrant		Form 8-K (Exhibit 4.3)	10/18/22	001-33624

4.6	Form of Class B Warrant		Form 8-K (Exhibit 4.4)	10/18/22	001-33624

4.7	Form of Class C Warrant		Form S-1 (Exhibit 4.13)	2/7/23	333-269475

4.8	Form of Pre-Funded Warrant		Form S-1 (Exhibit 4.14)	2/6/23	333-269475

4.9	Form of Class D Warrant		Form S-1 (Exhibit 4.15)	2/7/23	333-269475

4.10	Form of Placement Agent Warrant		Form S-1 (Exhibit 4.16)	2/6/23	333-269475

4.11	Warrant Agency Agreement		Form 8-K (Exhibit 4.5)	2/9/23	001-33624

4.12	Form of Pre-Funded Warrant		Form 8-K (Exhibit 4.1)	2/2/24	001-33624

4.13	Form of Class E Warrant		Form 8-K (Exhibit 4.2)	2/2/24	001-33624

4.14	Form of Class F Warrant		Form 8-K (Exhibit 4.3)	2/2/24	001-33624

4.15	Form of Placement Agent Warrant		Form 8-K (Exhibit 4.4)	2/2/24	001-33624

4.16	Form of Warrant Agency Agreement		Form 8-K (Exhibit 4.5)	2/2/24	001-33624

4.17	Form of Senior Indenture, to be entered into between the Registrant and the trustee designated therein		Form S-3 (Exhibit 4.14)	10/12/23	333-274951

4.18	Form of Subordinated Indenture, to be entered into between the Registrant and the trustee designated therein		Form S-3 (Exhibit 4.16)	10/12/23	333-274951

4.19	Form of Pre-Funded Warrant		Form 8-K (Exhibit 4.1)	02/26/25	001-33624

4.20	Form of Common Warrant		Form 8-K (Exhibit 4.2)	02/26/25	001-33624

4.21	Form of Placement Agent Warrant		Form 8-K (Exhibit 4.3)	02/26/25	001-33624

4.22	Form of New Warrant		Form 8-K (Exhibit 10.2)	09/09/25	001-33624

4.23	Form of Placement Agent Warrant		Form 8-K (Exhibit 10.3)	09/09/25	001-33624

4.24	Form of Additional Placement Agent Warrant		Form 8-K (Exhibit 10.4)	09/09/25	001-33624

5.1	Opinion of Dorsey & Whitney LLP		Form S-3 (Exhibit 5.1)	9/30/25	333-290628

10.1	Form of Purchase Agreement		Form 8-K (Exhibit 10.1)	2/26/25	001-33624

10.2	Form of Registration Rights Agreement		Form 8-K (Exhibit 10.2)	2/26/25	001-33624

23.1	Consent of Independent Registered Public Accounting Firm	X

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)		Form S-3 (Exhibit 23.2)	9/30/25	333-290628

24.1	Power of Attorney		Form S-3 (Exhibit 24.1)	9/30/25	333-290628

101	Interactive Data File		Form S-3 (Exhibit 101)	9/30/25	333-290628

107	Filing Fee Table		Form S-3 (Exhibit 107)	9/30/25	333-290628

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 9th day of December, 2025.

SINTX Technologies, Inc.

Date: December 9, 2025	By:	/s/ Eric Olson
Eric Olson
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Eric Olson	President, Chief Executive Officer, and Director	December 9, 2025
Eric Olson	(Principal Executive Officer)

*	Chief Financial Officer	December 9, 2025
Kevin Trask	(Principal Financial Officer and Principal Accounting Officer)

*
Jay M. Moyes	Director	December 9, 2025

*
Robert D. Mitchell	Director	December 9, 2025

*
Gregg Honigblum	Director	December 9, 2025

*
Chris Lyons	Director	December 9, 2025

*
Mark Anderson	Director	December 9, 2025

* Eric Olson, by signing his name hereto, does hereby sign this document on behalf of each of the persons named above pursuant to the powers of attorney filed with the Securities and Exchange Commission.

By:	/s/ Eric Olson
Eric Olson
President and Chief Executive Officer